UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) August 28, 2012

HOLLYWOOD MEDIA CORP.

(Exact Name of Registrant as Specified in Its Charter)

Florida	1-14332	65-0385686
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2255 Glades Road, Suite 221A,
Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

(561) 998-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Sale by Hollywood Media Corp. of its Minority Interest in Project Hollywood LLC (which owns the Baseline StudioSystems business)

On August 28, 2012, Hollywood Media Corp. (“Hollywood Media”) entered into an Assignment and Assumption of Membership Interest and Waiver (the “Assignment”) with Baseline Holdings LLC (“Baseline Holdings”), Project Hollywood LLC (“Project Hollywood”), Mitchell Rubenstein (“Mr. Rubenstein”) and Laurie S. Silvers (“Ms. Silvers”). Baseline Holdings is wholly-owned by Mr. Rubenstein, the Chairman and Chief Executive Officer of Hollywood Media, and Ms. Silvers, the Vice-Chairman, President and Secretary of Hollywood Media. As described below, the Assignment and the transactions contemplated by the Assignment were approved by a Special Committee of Hollywood Media’s Board of Directors consisting of two of Hollywood Media’s independent directors (the “Special Committee”).

Pursuant to the Assignment, Hollywood Media assigned to Baseline Holdings all of Hollywood Media’s membership interest in Project Hollywood in exchange for total consideration of $1,800,000.00 (the “Project Hollywood Purchase Price”). The Project Hollywood Purchase Price has been paid as follows: (1) $1,230,500.00 in cash (which has been paid by Baseline Holdings to Hollywood Media), (2) Mr. Rubenstein waived his right to receive any future principal and interest owed by Key Brand Entertainment Inc. (“Key Brand”) to Hollywood Media pursuant to the $8.5 million credit agreement between Key Brand and Hollywood Media (the “Theatre Direct Credit Agreement”) (as of August 28, 2012, Mr. Rubenstein had the right to receive 4.76% of the principal, or $404,600.00, and interest on account of the Theatre Direct Credit Agreement), and (3) Ms. Silvers waived her right to receive any future principal and interest owed by Key Brand to Hollywood Media under the Theatre Direct Credit Agreement (as of August 28, 2012, Ms. Silvers has the right to receive 1.94% of the principal, or $164,900.00, and interest on account of the Theatre Direct Credit Agreement). Hollywood Media acquired its membership interest in Project Hollywood on October 27, 2011 for $1,250,000.00.

As a result of the waivers of Mr. Rubenstein and Ms. Silvers described in the preceding paragraph, after August 28, 2012, Hollywood Media will retain all payments of principal and interest made by Key Brand under the Theatre Direct Credit Agreement. As of August 28, 2012, the principal balance due under the Theatre Direct Credit Agreement was $8,500,000.00. The loan under the Theatre Direct Credit Agreement matures on December 15, 2015 and interest payments under the Theatre Direct Credit Agreement are due quarterly at a rate of 12% per annum. Mr. Rubenstein and Ms. Silvers informed the Special Committee that if Key Brand defaults on its obligation to make principal and interest payments under the Theatre Direct Credit Agreement, then, within ninety days after the date Mr. Rubenstein and Ms. Silvers receive notice of such default, Mr. Rubenstein and Ms. Silvers will pay Hollywood Media an amount equal to the amount Hollywood Media would have received as a result of the waivers of Mr. Rubenstein and Ms. Silvers described in the preceding paragraph had Key Brand not defaulted under the Theatre Direct Credit Agreement.

The Special Committee unanimously approved the Assignment and determined that the transactions contemplated by the Assignment were advisable, fair to and in the best interests of Hollywood Media and its shareholders. In connection with approving the transactions contemplated by the Assignment, the Special Committee received a fairness opinion from a firm with experience in valuation work, which stated that as of August 28, 2012, based upon and subject to (and in reliance on) the assumptions made, matters considered and limits of such review, in each case as set forth in its opinion, the Project Hollywood Purchase Price was fair from a financial point of view to Hollywood Media.

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The foregoing summary of the Assignment and the transactions contemplated by the Assignment do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Assignment which is filed as Exhibit 10.1 hereto and is incorporated by reference into this Current Report on Form 8-K.

Buyout of Obligation of R&S Investments, LLC to Pay Earnout

On August 28, 2012, (1) Hollywood Media and R&S Investments, LLC (“R&S Investments”) entered into an Agreement (the “R&S Agreement”) regarding the Purchase Agreement dated as of August 21, 2008 between Hollywood Media and R&S Investments, as amended (the “R&S Purchase Agreement”), (2) Hollywood Media, Mr. Rubenstein and Ms. Silvers entered into a letter agreement regarding the R&S Agreement (the “Rubenstein Silvers Letter Agreement”), and (3) R&S Investments provided Hollywood Media with a letter regarding a contingent additional payment (the “R&S Letter”). R&S Investments is wholly-owned by Mr. Rubenstein and Ms. Silvers. As described below, the R&S Agreement and the Rubenstein Silvers Letter Agreement and the transactions contemplated by the R&S Agreement and the Rubenstein Silvers Letter Agreement were approved by the Special Committee.

Pursuant to the R&S Agreement, in exchange for R&S Investments paying Hollywood Media $2,950,000.00 in cash (the “Buyout Amount”), which payment has been made to Hollywood Media, R&S Investments fully satisfied all of its obligation to pay the purchase price under Section 3.1 of the R&S Purchase Agreement and any additional consideration or earnout payment under Section 3.3 of the R&S Purchase Agreement, and R&S Investments shall have no further obligations and/or liabilities (and Hollywood Media shall have no further rights and/or remedies) under Article III of the R&S Purchase Agreement or otherwise.

Pursuant to the Rubenstein Silvers Letter Agreement, Mr. Rubenstein agreed that that, in connection with the transaction consummated under the R&S Agreement and in addition to the Buyout Amount, the next $280,000.00 of the MovieTickets.com 5% Interest (as defined in the Amended and Restated Employment Agreement dated as of December 22, 2008, between Hollywood Media and Mr. Rubenstein, as amended (the “Rubenstein Employment Agreement”)) that would be distributed by Hollywood Media to Mr. Rubenstein pursuant to the Rubenstein Employment Agreement will be retained by Hollywood Media (and not paid to Mr. Rubenstein).

In addition, pursuant to the Rubenstein Silvers Letter Agreement, Ms. Silvers agreed that, in connection with the transaction consummated under the R&S Agreement and in addition to the Buyout Amount, the next $280,000.00 of the MovieTickets.com 5% Interest (as defined in the Amended and Restated Employment Agreement dated as of December 22, 2008, between Hollywood Media and Ms. Silvers, as amended (the “Silvers Employment Agreement”)) that would be distributed by Hollywood Media to Ms. Silvers pursuant to the Silvers Employment Agreement will be retained by Hollywood Media (and not paid to Ms. Silvers).

Pursuant to the R&S Letter, R&S Investments agreed that in the event of a sale of all the assets of Hollywood.com, LLC to one person or a group of persons not controlled, directly or indirectly, by Mr. Rubenstein and Ms. Silvers or their heirs, personal representatives or affiliates prior to August 31, 2015, R&S Investments shall pay to Hollywood Media $3,500,000.00 or, if less, the amount received by R&S Investments in connection with such transaction.

The Special Committee unanimously approved the R&S Agreement and the Rubenstein Silvers Letter Agreement and determined that the transactions contemplated by the R&S Agreement and the Rubenstein Silvers Letter Agreement were advisable, fair to and in the best interests of Hollywood Media and its shareholders. In connection with approving the transactions contemplated by the R&S Agreement and the Rubenstein Silvers Letter Agreement, the Special Committee received a fairness opinion from a firm with experience in valuation work, which stated that as of August 28, 2012, based upon and subject to (and in reliance on) the assumptions made, matters considered and limits of such review, in each case as set forth in its opinion, the Buyout Amount to be paid by R&S Investments was fair from a financial point of view to Hollywood Media.

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The foregoing summary of the R&S Agreement, the Rubenstein Silvers Letter Agreement and the R&S Letter and the transactions contemplated by the R&S Agreement, the Rubenstein Silvers Letter Agreement and the R&S Letter do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the R&S Agreement, the Rubenstein Silvers Letter Agreement and the R&S Letter, each of which are respectively filed as Exhibits 10.2, 10.3 and 10.4 hereto and are incorporated by reference into this Current Report on Form 8-K.

SECTION 5 – Corporate Governance and Management

Item 5.02(e) Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Assignment (and the transactions contemplated by the Assignment) and the Rubenstein Silvers Letter Agreement (and the transactions contemplated by the Rubenstein Silvers Letter Agreement) is hereby incorporated by reference into this Item 5.02(e).

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SECTION 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

10.1	Assignment and Assumption of Membership Interest and Waiver dated as of August 28, 2012 among Hollywood Media Corp., Baseline Holdings LLC, Project Hollywood LLC, Mitchell Rubenstein and Laurie S. Silvers.

10.2	Agreement dated as of August 28, 2012 between Hollywood Media Corp. and R&S Investments, LLC.

10.3	Letter Agreement dated as of August 28, 2012 among Hollywood Media Corp., Mitchell Rubenstein and Laurie S. Silvers.

10.4	Letter dated as of August 28, 2012 from R&S Investments, LLC to Hollywood Media Corp. regarding a contingent additional payment.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hollywood Media Corp.
Date: September 4, 2012
	By:	/s/ Tammy G. Hedge
		Name:	Tammy G. Hedge
		Title:	Chief Financial Officer and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Assignment and Assumption of Membership Interest and Waiver dated as of August 28, 2012 among Hollywood Media Corp., Baseline Holdings LLC, Project Hollywood LLC, Mitchell Rubenstein and Laurie S. Silvers.

10.2	Agreement dated as of August 28, 2012 between Hollywood Media Corp. and R&S Investments, LLC.

10.3	Letter Agreement dated as of August 28, 2012 among Hollywood Media Corp., Mitchell Rubenstein and Laurie S. Silvers.

10.4	Letter dated as of August 28, 2012 from R&S Investments, LLC to Hollywood Media Corp. regarding a contingent additional payment.